LIST OF SUBSIDIARIES
                                         Jurisdiction of
Name                                     Incorporation
- -------------------------------------    -----------------

Gandalf Australia Pty. Limited           Australia
Unit 17
390-392 Eastern Valley Way
East Roseville, NSW
2083 Australia

Gandalf Canada Ltd.                      Ontario, Canada
130 Colonnade Road South
Nepean, Ontario
Canada K2E 7M4

Gandalf Digital Communications Limited   United Kingdom
19 Kingsland Grange
Woolston, Warrington
Cheshire,  WA1 4RW
England

Gandalf Systems Corporation              Delaware, U.S.A.
501 Delran Parkway
Delran, New Jersey
08075  USA

Gandalf International Limited            United Kingdom
Doncastle Road
Bracknell, Berkshire
RG12 8GD

Gandalf Nederland B.V.                   Holland
Kruisweg 609
2132 NA Hoofddorp
Postbus 3084
2130 KB Hoofddorp

Gandalf S.A.                             France
16, Burospace
route de Gisy
91572 Bievres Cedex
France

                                         Jurisdiction of
Name                                     Incorporation
- -------------------------------------    -----------------

Gandalf Systems Belgium N.V.             Belgium
Koningin Fabiolalaan 25
1810 Wemmel, Belgium

Infotron Puerto Rico, Inc.               Delaware, United States
9 North Olney
Cherry Hill, New Jersey
08003 USA

T3-Inc.                                  Delaware, United States
200 Fairbrook Drive
Suite 202
Herndon, VA
22070 USA

Infotron Belgium N.V.                    Belgium
Heizel Esplande
P.O. Box 6
1020 Brussels
Belgium

Infotron Systems Foreign                 Virgin Islands
Sales Corporation
No. 24-25 Kongensgade
Charlotte Amalie
St Thomas, Virgin Islands
00801 USA

Infotron Systems Worldwide Inc.          Delaware, United States
103 Springer Building
3411 Silver Road
Wilmington, Delaware
19810 USA

Infotron Systems Italia, S.r.l.          Italy
Via Del Grana, Di Nervi, 42
00142 Roma, Italy

Infotron Systems Limited                 England
Systems House
Poundbury Road
Dorchester, England

                                         Jurisdiction of
Name                                     Incorporation
- -------------------------------------    -----------------

Infotron France S.A.R.L.                 France
58 rue Jean Bleuzen
92178 Vances Cedex
France

Infotron Systems France S.A.             France
58 rue Jean Bleuzen
92178 Vances Cedex
France

Infotron Systems Sweden A.B.             Sweden
Nytorpsvagen 7
S-183 63 TABY
Sweden